                               ICM SERIES TRUST
                       ICM/Isabelle Small-Cap Value Fund

                                CODE OF ETHICS

                          Effective February 8, 2000
                   As amended and restated November 17, 2005

I. Legal Requirement.

   Rule 17j-l under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for any officer or director of the Trust (as well as other persons), in connection with the purchase or sale by such person of a security held or to be acquired by the Fund:

   (a) To employ any device, scheme, or artifice to defraud the Fund;

   (b) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

   (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

   (d) To engage in any manipulative practice with respect to the Fund.

   A security is "held or to be acquired" if within the most recent 15 days it has (i) been held by the Fund, or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell.

II. Definitions.

   (a) "Trust" means ICM Series Trust.

   (b) "Fund" means, collectively, each of the funds, series or portfolios that comprise ICM Series Trust, including, but not limited to, ICM/Isabelle Small-Cap Value Fund.

   (c) "Access Person" means any manager, director, officer, general partner, trustee, or Advisory Person of the Trust, the Fund or the Fund's investment adviser.

   (d) "Advisory Person" means (i) any employee or agent of the Trust, the Fund or the Fund's investment adviser (or of any Company in a Control Relationship with the Trust, the Fund or the Fund's investment adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Covered Security by the Fund, and research analysts who investigate potential investments for the Fund; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and (ii) any natural person in a Control Relationship to the Trust, the Fund or the Fund's investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

   (e) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

   (f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

   (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

   (h) "Compliance Officer" shall mean any individual designated and appointed as such by the appropriate officers of the Fund or the Fund's investment adviser. The Fund and its investment adviser have designated Gary S. Saks to serve as Compliance Officer until his successor is duly appointed. Warren Isabelle has been designated as Alternate Compliance Officer in the event
Mr. Saks is unavailable.

   (i) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting securities of any Company shall be presumed not to control such Company

   (j) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered open-end investment companies.

   (k) "Disinterested trustee" means a trustee of the Trust who is not an "interested person" of the Trust, the Fund or the Fund's investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the 1940 Act.

   (l) "Initial Public Offering" means an offering of securities registered under Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 of Section 15(d) of the Securities Exchange Act.

   (m) "Limited Offering" means a private placement or other offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant or Rule 504, Rule 505 or Rule 506 under the Securities Act.

   (n) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase and sell a Security.

   (o) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

III. Exempted Transactions.

   The prohibitions of Section IV of this Code shall not apply to:

   (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

   (b) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

   (c) Purchases which are part of an automatic investment plan (a program, such as a dividend reinvestment plan, in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation). Purchase and sale transactions that occur automatically following the instruction and in accordance with standing instructions, such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs are referred to hereinafter as "Automatic Trades".

   (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV. Prohibited Purchases and Sales.

   (a) No Access Person, or any member of such person's immediate family, shall knowingly purchase or sell, directly or indirectly, any Covered Security that, at the same time, is "being considered for purchase or sale" by the Fund, or is the subject of an outstanding purchase or sale order by the Fund, unless such purchase or sale is effected later than the third business day after the Fund has completed all of its intended trades in said Covered Security.

   (b) No Access Person, or any member of such person's immediate family, shall purchase or sell any Covered Security within three (3) business days before or after the purchase or sale of that Covered Security by the Fund.

   (c) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l as set forth in Section I above.

   (d) No Access Person, other than a Disinterested trustee, shall redeem shares of any affiliated registered open-end investment company, other than a money market mutual fund, within thirty (30) days of the purchase of a share in that fund. The provisions of this Section IV(d) shall not apply with respect to Automatic Trades.

V. Reporting.

   (a) Any transaction by an Access Person involving an Initial Public Offering or Limited Offering (such transactions are referred to herein as "Personal Securities Trades") shall be pre-cleared, in writing, by the Compliance Officer. In addition, all Advisory Persons must have copies of all trade confirmations and monthly statements sent directly to the Compliance Officer.

Pre-clearance for Personal Securities Trades by Access Persons shall be obtained by completing, signing and submitting to the Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) and obtaining the signature of the Compliance Officer. All pre-cleared Personal Securities Trades must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics.

   (b) Every Access Person must comply with the reporting requirements of this Section, unless they are otherwise required to report to a review officer under a Code of Ethics that has been adopted by the investment adviser or distributor to the Fund and approved by the Board of Trustees. Every Access Person, including Advisory Persons, within 10 days of becoming an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person), shall provide the Compliance Officer with an initial holdings report* listing (i) the title, exchange ticker symbol or CUSIP number (if any) number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became and Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date he/she became and Access Person; and (iii) the date that the report is submitted by the Access Person. Thereafter, every Access Person shall provide the Compliance Officer with quarterly and annual holdings reports*, as follows:

    (1)No later than 30 days following the end of each calendar quarter, each Access Person shall submit a currently dated report containing:

       (a)The date and nature of each Covered Security transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition);
--------
* An Access Person may satisfy the quarterly report obligations imposed in this Code by submitting such Access Person's brokerage trade confirmations or brokerage securities account statements provided that such trade confirmations or securities account statements contain all of the information required by and are submitted within the time period proscribed in this Code with respect to such reporting obligation.

       (b)The title, exchange ticker symbol or CUSIP number (if any), the interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security and the price at which the transaction was effected; and

       (c)The name of the broker, dealer or bank with or through whom the transaction was effected; and

       (d)The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established.

    (2)No later than 30 days following the end of each calendar year, each Access Person (which information must be current as of a date no more than 45 days before the report is submitted) shall submit (in addition to his/her quarterly report), a report containing: (a) the title, exchange ticker symbol or CUSIP number (if any), number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (c) the date that the report is submitted by the Access Person.

   The Compliance Officer shall review those reports submitted pursuant to
Section V(b)(1) and (2) above as received.

   (c) A disinterested trustee of the Trust who would be required to make a report solely by reason of being a trustee of the Fund need not file an initial or any annual report, and must only report a transaction in a Covered Security if such trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15 day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Fund or was being considered for purchase by its investment adviser.

   (d) Any report submitted pursuant hereto may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

   (e) At each meeting of the Board of Trustees, the Compliance Officer and investment adviser to the Fund shall present a joint written report to the Board that describes any issues arising under this Code since the last report to the Trustees, including but not limited to information about material violations of the Code or procedures or sanctions imposed in response to material violations. Each such report shall contain a certification by the Compliance Officer and the investment adviser that procedures have been adopted to prevent Access Persons from violating the Code.

   (f) The provisions of this Section V shall not apply to Automatic Trades in Covered Securities.

VI. Recordkeeping.

   The Trust shall cause the records enumerated in this Section VI (a) through
(e) below to be maintained in an easily accessible place at the offices of Ironwood Capital Management, LLC, 21 Custom House Street, Suite 240, Boston, MA 02110, and shall cause such records to be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Trust shall maintain the following records:

    (a)a copy of the code of ethics adopted by the Trust that is in effect, or at any time within the previous five (5) years was in effect;

    (b)a record of any violation of the code of ethics, and of any action taken as a result of such violation, for at least five (5) years after the end of the fiscal year in which the violation occurs;

    (c)a copy of each report made by an Access Person as required by this Code for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two
       (2) years in an easily accessible place;

    (d)a record of all persons, currently or within the past five years, who are or were required to make reports under Section V of this Code, or who are or were responsible for reviewing these reports; and

    (e)a copy of each report required by Section V (e) of this Code, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

   The Fund must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section V(a), for at least five years after the end of the fiscal year in which the approval is granted.

VII. Sanctions.

   Upon discovering a violation of this Code, the Board of Trustees of the Trust may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.

VIII. Certification.

   Each individual covered by this Code of Ethics shall: (a) receive a copy of this Code of Ethics at the time of his/her appointment, employment or other engagement, (b) certify in writing that he/she has read and understood the Code of Ethics; and (c) retain a copy at all times. Any questions regarding this Code of Ethics should be referred to the Compliance Officer.

IX. Amendments.

   This Code may be amended from time to time solely upon written consent of the investment adviser to the Fund for the purpose of correcting ambiguities, inconsistencies or incompleteness in the Code or the implementation thereof and to conform the Code to federal or state tax, legal, securities or other requirements or regulations, including amendments necessary to preserve the Trust's registration under the 1940 Act; provided, however, that the Board of Trustees of the Fund, including a majority of the trustees who are not interested persons must approve any material changes to this Code no later than six (6) months after the adoption of such change by the investment adviser.

X.  Approval.

   The undersigned, being all of the Trustees of the Trust and each Fund, and having determined that the foregoing Code contains provisions reasonably necessary to prevent any manager, director, executive officer, general partner, trustee, or Advisory Person of the Trust, the Fund or the Fund's investment adviser from engaging in conduct prohibited by paragraph (j) of Rule 17j-1 of the 1940 Act.


------------------------------------  -----------------------------------
                           Trustee                               Trustee

------------------------------------  -----------------------------------
                           Trustee                               Trustee

------------------------------------  -----------------------------------
                           Trustee                               Trustee